CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY
         BUSINESS TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE
        THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA AND NEW YORK, NY

                                       CM
                                COMMON SHARES OF
                              BENEFICIAL INTEREST

                                COMMON SHARES OF
                              BENEFICIAL INTEREST
                      SEE REVERSE FOR CERTAIN INFORMATION

This Certifies that                                            CUSIP 160908 10 9


is the owner of

                    COMMON SHARES OF BENEFICIAL INTEREST OF

Charter Municipal Mortgage Acceptance Company transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signature of its duly authorized chairman of the Board of Trustees.

Dated:

CHAIRMAN OF THE
BOARD OF TRUSTEES

COUNTERSIGNED AND REGISTERED:
BankBoston, N.A.

(BOSTON, MA OR NEW YORK, NY)

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED OFFICER

         The Trust is authorized to issue classes of Shares, representing the undivided beneficial interests of each Shareholder in the assets of the Trust. The Trust will furnish, without charge, to any Shareholder making a written request therefor, a written statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions and other qualifications and terms and conditions of redemption of each class of beneficial interest, and the differences in the relative rights and preferences between the Shares of each series of any class, to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of such class. Any such request should be directed to Related Charter LP, 625 Madison Ave., New York, NY 10022 Attn: Investors Services Dept.

         This certificate and the Shareholder's Shares of beneficial interest represented hereby are issued and shall in all respects be subject to all the provisions of the Amended and Restated Trust Agreement of the Trust, as amended from time to time (the "Trust Agreement"), and the Bylaws of the Trust, as amended from time to time, to which the Shareholder, by acceptance hereof, assents. All capitalized terms in this legend have the meanings defined in the Trust Agreement.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as  tenants in common
TEN ENT - as tenants by the  entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -___________________Custodian_______________________
                         (Cust)                        (Minor)
                                  under Uniform Gifts to Minors
                                  Act________________________________
                                                  (State)

    Additional abbreviations may also be used though not in the above list.

      For value received,___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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-------------------------------------------------------------------common shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated___________________________

NOTICE:
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       THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
       WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s)  Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.